Exhibit 99.1

XWELL Announces Definitive Agreement to Divest XpresSpa and XpresTest Businesses

•	Transformative transaction intended to maximize stockholder value
•	Repositions the Company to pursue a new strategic direction in the national security sector
•	Strengthens the Company’s ability to deploy capital toward growth initiatives

NEW YORK, DATE (GLOBE NEWSWIRE) -- XWELL, Inc. (Nasdaq: XWEL) (“XWELL” or the “Company”), a provider of wellness and biosecurity solutions, and  Face Haus, LLC (“Face Haus”), a leading skincare service and product business, today announced that the Company has entered into a definitive agreement with an affiliate of Face Haus, Express Wellness Group, LLC, under which XWELL will divest its XpresSpa Holdings, LLC and XpresTest, Inc. businesses for $13 million, subject to certain closing adjustments.

The divestiture is intended to maximize value for XWELL’s stockholders and help facilitate a transformative strategic restructuring of XWELL. As the Company seeks to pursue a new direction in the national security sector, proceeds from the divestiture are expected to strengthen the Company’s ability to deploy capital toward growth initiatives and support the Company’s long-term success.

XWELL’s health and wellness operations at retail locations outside of airports are not included in the divestiture. In conjunction with the transaction, XWELL will continue its efforts to streamline operations, reduce operating expenses, and allocate capital toward initiatives aligned with its evolving business strategy.

Bruce Bernstein, Chairman of the Board of the Company, stated, “This transaction represents an important milestone in the Company’s strategic evolution. By simplifying our portfolio and strengthening our balance sheet, we believe XWELL will be better positioned to pivot and pursue opportunities in the national security sector while maintaining financial discipline and creating long-term value for our stockholders.”

The transaction, which is expected to close later in 2026, is subject to XWELL stockholder approval and the satisfaction of other closing conditions.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a global wellness company on a mission to liberate science-proven wellness for all. Through a portfolio of brands that include XpresSpa®, Naples Wax Center®, and XpresCheck®, XWELL delivers accessible, real-world wellness across travel, retail, and clinical settings. For more information on XWELL’s offerings, visit www.XWELL.com.

About Face Haus

Face Haus is a leading and innovative skincare service company that operates retail locations in Texas and California and provides wellness offerings in several airport lounges across the U.S. The company also distributes and sells a full assortment of high quality skincare products under the Face Haus brand.  For more information on Face Haus, visit www.thefacehaus.com

Participants in the Solicitation

The Company and its directors and executive officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation, and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Additional Information and Where to Find It

This communication is being made in connection with the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders will be able to obtain the proxy statement and other documents (when available) free of charge at the SEC’s website, www.sec.gov, or free of charge from the Company at www.XWELL.com

Forward-Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: (i) the receipt of third-party approvals and the satisfaction of other closing conditions in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; (ii) risks related to the ability to realize the anticipated strategic, financial or other benefits of the proposed transaction, including the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies could impact the value, timing or advisability of the proposed transaction; and (iii) impacts to business operations of the separation of business lines in scope for the divestiture. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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